NEUBERGER BERMAN INCOME TRUST
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A


The Series of Neuberger Berman Income Trust currently subject to this Agreement are as follows:


            Series                                 Date Made Party to Agreement
            ------                                 ----------------------------

Neuberger Berman Institutional Cash Trust                March 7, 2000

Neuberger Berman Limited Maturity Bond Trust             September 7, 1993